SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         April 21, 1998 (April 3, 1998)

                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

     Delaware                        0-27584                    04-3107342
 (State or other                  (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address of principal executive offices, including zip code)




                                 (617) 357-4455
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

     On April 3, 1998, Iron Mountain Incorporated (the "Company") issued and sold an aggregate of 4,025,000 shares of its common stock in an underwritten public offering at a price to the public of $34.75 per share (including 525,000 shares to cover over-allotments). Net proceeds to the Company after deducting underwriters' discounts and commissions were $132.9 million. For more information, see the Company's press release, dated March 31, 1998, which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

     On April 6, 1998, the Company acquired InterMation, Inc. ("InterMation") by means of a merger with and into a subsidiary of the Company (the "InterMation Merger"). The Company paid aggregate consideration equal to approximately $27 million in connection with the InterMation Merger, including 325,672 shares of Iron Mountain common stock valued at approximately $12 million, and the balance in cash and the assumption of debt. For more information, see the Company's press release, dated April 7, 1998, which is attached herewith as Exhibit 99.2 and incorporated by reference herein.


(c) Exhibits

Exhibit No.                Item
99.1                  Press Release, dated as of March 31, 1998
99.2                  Press Release, dated as of April 7, 1998

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  IRON MOUNTAIN INCORPORATED
                                  (Registrant)



                                   By: /s/ Jean A. Bua
                                       Jean A. Bua
                                       Vice President and Corporate Controller


Date: April 21, 1998




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